UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 19, 2008
Hanesbrands Inc.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	001-32891 (Commission File Number)	20-3552316 (IRS Employer Identification No.)

1000 East Hanes Mill Road Winston-Salem, NC (Address of principal executive offices)		27105 (Zip Code)
Registrant’s telephone number, including area code: (336) 519-4400
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS
Item 7.01. Regulation FD Disclosure
Item 9.01. Financial Statements and Exhibits

Item 7.01. Regulation FD Disclosure
     On February 19, 2008, Hanesbrands Inc. (“Hanesbrands”) issued a press release announcing that its strategies to build brands, reduce costs and generate cash will provide the opportunity to achieve its long-term growth goals, including those for diluted earnings per share. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K. Exhibit 99.1 is being “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), nor shall Exhibit 99.1 be deemed incorporated by reference in any filing under the Securities Act of 1933 (the “Securities Act”) or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.
     Exhibit 99.1 contains disclosures about operating profit excluding actions, operating profit margin excluding actions, diluted earnings per share excluding actions, adjusted debt and EBITDAR, which are considered non-GAAP performance measures, that Hanesbrands has chosen to provide to investors to enable them to perform additional analyses of past, present and future operating performance and as a supplemental means of evaluating Hanesbrands’ operations. The non-GAAP information should not be considered a substitute for financial information presented in accordance with GAAP, and may be different from non-GAAP or other pro forma measures used by other companies.
     Exhibit 99.1 to this Current Report on Form 8-K includes forward-looking financial information that is expected to be discussed during the previously announced meeting with investors and analysts to be held by Hanesbrands today, February 19, 2008. Hanesbrands will host a live Internet webcast of this meeting from 8:15 a.m., Eastern time, to no later than noon today. The live Internet broadcast may be accessed on the home page of the Hanesbrands corporate Web site, www.hanesbrands.com. An archived replay of the meeting webcast and copies of the presentation slides will be available in the investors section of the Hanesbrands corporate Web site.
Item 9.01 Financial Statements and Exhibits
(c) Exhibits
     Exhibit 99.1 Press release dated February 19, 2008

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

February 19, 2008	HANESBRANDS INC.
	By:	/s/ E. Lee Wyatt Jr.
E. Lee Wyatt Jr.
Executive Vice President, Chief Financial Officer

Exhibits
99.1      Press release dated February 19, 2008